UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
August 16, 2012

QUALITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation)	001-12537 (Commission File Number)	95-2888568 (IRS Employer Identification Number)

18111 Von Karman, Suite 700
Irvine, California 92612
(Address of Principal Executive Offices)
(949) 255-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 23, 2012, the independent inspector of elections for the Quality Systems, Inc. (“QSI”) 2012 Annual Meeting of Shareholders held on August 16, 2012 (the “Annual Meeting”) delivered its final tabulation of voting results for each of the matters submitted to a vote at the Annual Meeting, certifying the voting results set forth below.  This report amends the report on Form 8-K filed on August 22, 2012 reporting the preliminary results of the meeting.

QSI’s shareholders elected the following nominees to serve as directors of QSI for one year terms expiring at QSI’s 2013 Annual Meeting of Shareholders:  Craig A. Barbarosh, George H. Bristol, Patrick B. Cline, Ahmed D. Hussein, D. Russell Pflueger, Steven T. Plochocki, Sheldon Razin, Lance E. Rosenzweig and Maureen A. Spivack.

The complete final tabulation of voting results for the election of directors is set forth below.

Proposal No. 1	Votes For	Votes Withheld

QSI Nominees
Craig A. Barbarosh	47,703,651	98,962
George H. Bristol	47,703,651	98,962
Mark H. Davis	0	98,962
D. Russell Pflueger	47,703,651	98,962
Steven T. Plochocki	47,703,651	98,962
Sheldon Razin	47,703,654	98,962
Lance E. Rosenzweig	47,703,651	98,962
Maureen A. Spivack	47,703,651	98,962

Opposition Nominees:
Ahmed D. Hussein	51,301,168	382,562
Murray F. Brennan, M.D.	17,440,400	382,562
Patrick B. Cline	51,301,168	382,562
John J. Mueller	1,440,400	382,562
Lieutenant General (Ret) John M. McDuffie	5,440,400	382,562
Thomas R. DiBenedetto	1,440,400	382,562
Ian A. Gordon	1,440,400	382,562

There were 1,327,826 broker non-votes for Proposal No. 1.

QSI’s shareholders approved a resolution approving on a non-binding, advisory basis, the compensation of QSI’s named executive officers as disclosed in the proxy statement for the Annual Meeting by the votes indicated below:

Proposal No. 2	For	Against	Abstain	Broker Non-Votes

Advisory vote approving the compensation of our named executive officers	50,380,456	1,273,849	352,972	1,327,837

QSI’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as QSI’s independent auditors for the fiscal year ending March 31, 2013 by the votes indicated below:

Proposal No. 3	For	Against	Abstain	Broker Non-Votes

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending March 31, 2013	52,853,835	411,952	69,327	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2012

QUALITY SYSTEMS, INC.

By:	/s/ James J. Sullivan

James J. Sullivan
Executive Vice President, General Counsel and Secretary